POWER OF ATTORNEY

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the
"principal," you give the person whom you choose (your "agent") authority to spend your money
and sell or dispose of your property during your lifetime without telling you. You do not lose
your authority to act even though you have given your agent similar authority.
 When your agent exercises this authority, he or she must act according to any instructions
you have provided or, where there are no specific instructions, in your best interest. "Important
Information for the Agent" at the end of this document describes your agent's responsibilities.
 Your agent can act on your behalf only after signing the Power of
Attorney before a
notary public.
 You can request information from your agent at any time. If you are revoking a prior
Power of Attorney by executing this Power of Attorney, you should provide written notice of
the revocation to your prior agent(s) and to the financial institutions where your accounts are
located.
 You can revoke or terminate your Power of Attorney at any time for any reason as long as
you are of sound mind. If you are no longer of sound mind, a court can remove an agent for
acting improperly.
 Your agent cannot make health care decisions for you. You may execute a
"Health Care
Proxy" to do this.
 The law governing Powers of Attorney is contained in the New York
General Obligations
Law, Article 5, Title 15. This law is available at a law library, or online through the New York
State Senate or Assembly websites, www.senate.state.ny.us or
www.assembly.state.ny.us.
 If there is anything about this document that you do not understand, you should ask a
lawyer of your own choosing to explain it to you.

KNOW ALL MEN BY THESE PRESENTS: that I, Charles P. Dolan, constitute and appoint
Lawrence J. Burian and Robert M. Pollichino, each of them severally, as true and lawful
attorneys-in-fact, with full power of substitution and resubstitution, for me and in my name,
place and stead, in any and all capacities to sign any Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities and Exchange Act of 1934 and the rules thereunder
(including any
amendments or exhibits thereto and other forms and reports) that I may be required to file with
the U.S. Securities and Exchange Commission as a result of my ownership or transactions in
securities of Madison Square Garden, Inc., granting unto said attorneys-in-
fact and agents, and
each of them, full power and authority to do and perform each and every act and thing required
and necessary to be done in and about the foregoing as fully for all intents and purposes as I
might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and
agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be
done by virtue hereof.  I acknowledge that the attorneys-in-fact and agents, each serving in such
capacity as requested herein, are not assuming, nor is Madison Square Garden,
Inc. assuming, any
of the responsibilities to comply with Section 16 of the Securities and
Exchange Act of 1934.
This power of attorney is not intended to, and does not, revoke, or in any way affect, any prior
power of attorney that I have executed.
 This Power of Attorney shall remain in full force and effect until I no longer am required
to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by
Madison Square Garden, Inc., unless earlier revoked by me in a signed writing delivered to the
foregoing attorneys-in-fact.
 In Witness Whereof, I have hereunto signed my name on the 23rd day of
July, 2010.

/s/ Charles P. Dolan
Charles P. Dolan

ACKNOWLEDGEMENT

STATE OF NEW YORK  )
     )   ss.:
COUNTY OF NEW YORK   )

On the 23rd day of July in the year 2010 before me, the undersigned, a Notary
Public in and for
said State, personally appeared Charles P. Dolan, personally known to me or proved to me on the
basis of satisfactory evidence to be the individual whose name is subscribed to the within
instrument and acknowledged to me that he executed the same in his capacity, and that by his
signature on the instrument, the individual or the person upon behalf of which the individual
acted, executed the instrument.

/s/ Anne Marie Dunleavy
Notary Public

September 30, 2010
My Commission Expires:
Notary Stamp
ANNE MARIE DUNLEAVY
Notary Public, State of New York
No. 24-4776296
Qualified in Kings County
Commission Expires Sept. 30, 2010

IMPORTANT INFORMATION FOR THE AGENT:
 When you accept the authority granted under this Power of Attorney, a special legal relationship is created
between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign
or the Power of Attorney is terminated or revoked. You must:
 (1) act according to any instructions from the principal, or, where there are no instructions, in the principal's
best interest;
  (2) avoid conflicts that would impair your ability to act in the principal's best interest;
  (3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise
permitted by law;
  (4) keep a record of all receipts, payments, and transactions conducted for the principal; and
  (5) disclose your identity as an agent whenever you act for the principal by writing or printing the
principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by
(Your Signature) as Agent, or (your signature) as Agent for (Principal's
Name).
 You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else
unless the principal has specifically granted you that authority in this
Power of Attorney or in a Statutory Major
Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any
instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign
by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this
document, or the principal's guardian if one has been appointed. If there is anything about this document or your
responsibilities that you do not understand, you should seek legal advice.
 Liability of agent:
 The meaning of the authority given to you is defined in New York's
General Obligations Law, Article 5,
Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of
Attorney, you may be liable under the law for your violation.

We, Lawrence J. Burian and Robert M. Pollichino, have read the foregoing
Power of Attorney. We are the persons
identified therein as agents for the principal named therein.

 In Witness Whereof, we have hereunto signed our names on the 23rd day of July 2010.

/s/ Lawrence J. Burian
Lawrence J. Burian

/s/ Robert M. Pollichino
Robert M. Pollichino

ACKNOWLEDGEMENT

STATE OF NEW YORK  )
     )   ss.:
COUNTY OF NEW YORK   )

On the 23rd day of July in the year 2010 before me, the undersigned, a Notary
Public in and for said State,
personally appeared Lawrence J. Burian and Robert M. Pollichino, personally known to me or proved to me on the
basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and
acknowledged to me that they executed the same in their capacity, and that by their signatures on the instrument,
the individuals or the person upon behalf of which the individuals acted, executed the instrument.

/s/ Stacey Simmons
      Notary Public

Name:
Stacey Simmons
      My Commission Expires:

   Notary Stamp:
   STACEY SIMMONS
   NOTARY PUBLIC, State of New York
   No. 01S16049796
   Qualified in Bronx County
   Commission Expires October 23, 2010

NY12528:420226.2